EXHIBIT 99.1

Higher One Holdings, Inc. Reports Third Quarter 2014 Financial Results

•	Quarterly revenue of $59.8 million, up 5% year-over-year
•	Payment Transaction revenue grows 25%

New Haven, CT, November 6, 2014 – Higher One Holdings, Inc. (NYSE: ONE) (“Higher One” or the “Company”), today reported financial results for the third quarter 2014.

The Company reported third quarter 2014 revenue of $59.8 million, an increase of 5% from the previous year and adjusted EPS of $0.15. Revenue growth was driven by the strong organic growth in the Payment Solutions suite of products.

“I am pleased with our solid third quarter financial results, which was led by strong organic growth in both our Payment Solutions and Campus Labs products. We continue to expand these offerings and believe they will contribute to further diversification of our revenue streams,” stated Marc Sheinbaum, president and chief executive officer.

GAAP financial results for the third quarter of 2014 compared to the third quarter of 2013:

•	Revenue increased 5% to $59.8 million in the third quarter of 2014 compared to revenue of $57.1 million for the third quarter of 2013
•	GAAP diluted EPS was $0.10 for the third quarter of 2014, compared to a loss of $(0.12) for the third quarter of 2013
•	The Company recorded net income of $4.9 million for the third quarter of 2014, compared to a GAAP loss of $5.5 million recorded for the third quarter of 2013

Non-GAAP financial results for the third quarter of 2014 compared to the third quarter of 2013:

•	Non-GAAP adjusted EBITDA was $15.0 million in the third quarter of 2014, an increase of 4%, from $14.3 million in the third quarter of 2013
•	Non-GAAP adjusted net income increased 1% to $7.0 million for the third quarter of 2014 from $6.9 million for the third quarter of 2013
•	Non-GAAP adjusted diluted EPS increased 2% to $0.15 for the third quarter of 2014 versus $0.14 for the third quarter of 2013

Conference Call Information
Higher One will host a conference call at 8:30 a.m. ET today to discuss third quarter results. The dial in phone number is (866) 953-6860 for domestic listeners and (617) 399-3484 for international listeners. The conference ID number is 48923558. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures can be accessed through Higher One’s investor relations website at http://www.ir.higherone.com. In addition, an archive of the webcast will be available for 90 days through the same link. A replay of the call will be available at (888) 286-8010 for domestic listeners and (617) 801-6888 for international listeners. Please use the passcode 36260486 to access the replay.

About Higher One Holdings
Higher One Holdings, Inc. (NYSE: ONE) partners with colleges and universities to lower their administrative costs and to improve graduation rates. We provide a broad array of payment, refund disbursement and data analytics and management tools to institutions that help them save money and enhance institutional effectiveness. And for students, we offer financial literacy programs and convenient, flexible and affordable transaction options to help them manage their finances. Higher One’s products and services support more than 1,900 schools and approximately 13 million enrolled students. More information about Higher One can be found at www.ir.higherone.com.

Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied. Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words intended to identify information that is not historical in nature. Forward-looking statements contained herein include, among others, statements concerning management’s expectations about future events and Higher One’s operating plans and performance, bank partners, the regulatory environment, banking fees, litigation, sales, and the expected benefits of acquisitions, and such statements are based on the current beliefs and expectations of Higher One management, as applicable, and are subject to known and unknown risks and uncertainties. There are a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These statements speak only as of the date they are made, and the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For further information regarding the risks associated with Higher One’s business, please refer to Higher One’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the most recent fiscal year end, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Use of Non-GAAP Financial Measures
This release includes certain metrics presented on a non-GAAP basis, including non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted EPS. We believe that these non-GAAP measures, which exclude amortization of intangibles, stock-based compensation, and certain non-recurring, non-cash impacts and other adjustments to our results, all net of taxes, provide useful information regarding normalized trends relating to the company’s financial condition and results of operations. Reconciliations of these non-GAAP measures to their closest comparable GAAP measure are included in this press release.

Contacts
Investor Relations:	Kevin LeBlanc, 203-776-7776 x4296, kevin.leblanc@higherone.com
Media Relations:	Shoba Lemoine, 203-776-7776 x 4503, slemoine@higherone.com

Higher One Holdings, Inc.
Consolidated Income Statement
(In thousands of dollars, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Account revenue	$31,468	$33,234	$99,475	$102,541
Payment transaction revenue	18,197	14,615	42,652	27,402
Higher education institution revenue	9,929	9,008	28,958	23,874
Other revenue	181	255	723	698
Gross revenue	59,775	57,112	171,808	154,515
Less: allowance for customer restitution	-	-	(8,750)	-
Revenue	59,775	57,112	163,058	154,515
Cost of revenue	28,182	24,999	76,878	65,193
Gross margin	31,593	32,113	86,180	89,322
Operating expenses:
General and administrative	16,617	16,404	48,343	43,069
Product development	1,555	2,822	5,517	7,161
Sales and marketing	4,577	4,884	13,756	12,723
Litigation settlement and related costs	-	16,320	-	16,320
Merger and acquisition related	-	(326)	-	(4,791)
Total operating expenses	22,749	40,104	67,616	74,482
Income (loss) from operations	8,844	(7,991)	18,564	14,840
Interest income	20	19	73	58
Interest expense	(828)	(857)	(2,443)	(2,252)
Other income	(198)	406	1,561	561
Net income (loss) before income taxes	7,838	(8,423)	17,755	13,207
Income tax expense (benefit)	2,922	(2,929)	6,900	5,340
Net income (loss)	$4,916	$(5,494)	$10,855	$7,867
Net income (loss) available to common stockholders:
Basic	$4,916	$(5,494)	$10,855	$7,867
Diluted	$4,916	$(5,494)	$10,855	$7,867
Weighted average shares outstanding:
Basic	47,258,495	46,907,493	47,180,830	46,630,343
Diluted	47,710,262	46,907,493	48,104,873	48,360,447

Net income (loss) available to common stockholders per common share:
Basic	$0.10	$(0.12)	$0.23	$0.17
Diluted	$0.10	$(0.12)	$0.23	$0.16

Higher One Holdings, Inc.
Consolidated Balance Sheet
(In thousands of dollars, except share and per share amounts)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$32,445	$6,268
Investments in marketable securities	249	247
Accounts receivable, net	11,982	8,747
Income receivable	11,767	6,680
Deferred tax assets	3,513	5,895
Prepaid expenses and other current assets	6,308	7,725
Restricted cash	250	250
Total current assets	66,514	35,812
Deferred costs	4,631	4,373
Fixed assets, net	48,178	49,888
Intangible assets, net	57,529	59,834
Goodwill	67,403	67,403
Loan receivable related to New Markets Tax Credit financing	7,633	7,633
Other assets	1,002	4,940
Restricted cash	2,475	2,500
Total assets	$255,365	$232,383

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	2,151	3,787
Accrued expenses	28,891	30,322
Deferred revenue	29,521	22,392
Total current liabilities	60,563	56,501
Deferred revenue and other non-current liabilities	3,442	2,342
Loan payable and deferred contribution related to New Markets Tax Credit financing	8,948	9,181
Debt	94,000	89,000
Deferred tax liabilities	821	2,393
Total liabilities	167,774	159,417
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 200,000,000 shares authorized; 59,549,839 shares issued and 47,636,813 shares outstanding at September 30, 2014; 59,028,810 shares issued and 47,115,784 shares outstanding at December 31, 2013	60	60
Additional paid-in capital	185,109	181,339
Treasury stock, 11,913,026 shares at September 30, 2014 and December 31, 2013	(137,899)	(137,899)
Retained earnings	40,321	29,466
Total stockholders’ equity	87,591	72,966
Total liabilities and stockholders’ equity	$255,365	$232,383

Higher One Holdings, Inc.
Consolidated Cash Flow Statement
(In thousands of dollars, except share and per share amounts)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities
Net income	$10,855	$7,867
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,124	10,587
Amortization of deferred finance costs	368	332
Non-cash fair value adjustment of contingent consideration	-	(5,750)
Stock-based compensation	3,426	3,261
Deferred income taxes	810	880
Income tax benefit related to exercise of stock options	(47)	(796)
Other loss (income)	42	(232)
Loss on disposal of fixed assets	90	8
Changes in operating assets and liabilities:
Accounts receivable	(3,235)	(4,474)
Income receivable	(5,087)	160
Deferred costs	(2,103)	(920)
Prepaid expenses and other current assets	(2,051)	51
Other assets	(91)	(337)
Accounts payable	(1,636)	(634)
Accrued expenses	(1,713)	20,363
Deferred revenue	7,151	5,819
Net cash provided by operating activities	20,903	36,185
Cash flows from investing activities
Purchases of fixed assets, net of changes in payables of ($200) and ($153), respectively	(2,858)	(4,563)
Cash paid for acquired businesses	-	(47,250)
Additions to internal use software	(4,173)	(2,237)
Amounts received from restricted cash	25	2,000
Deposits to restricted cash	-	(1,250)
Proceeds from disposition of equity method investment	3,581	-
Proceeds from development related subsidies	3,468	-
Net cash provided by (used in) investing activities	43	(53,300)
Cash flows from financing activities
Proceeds from line of credit	15,000	52,000
Repayments of line of credit	(10,000)	(32,000)
Excess tax benefit related to stock options	47	796
Proceeds from exercise of stock options	184	1,114
Purchases of common stock	-	(5,996)
Net cash provided by financing activities	5,231	15,914
Net change in cash and cash equivalents	26,177	(1,201)
Cash and cash equivalents at beginning of period	6,268	13,031
Cash and cash equivalents at end of period	$32,445	$11,830

Higher One Holdings, Inc.
Unaudited Supplemental Operating Data
(In thousands)

	Three Months Ended
	September 30,	December 31,	March 31,	June 30,	September 30,
	2013	2013	2014	2014	2014

Refund Management SSE (1)	4,752	5,000	5,083	5,119	5,018
y/y growth	4%	8%	8%	7%	6%

Ending OneAccounts (2)	2,194	2,192	2,292	2,088	2,190
y/y growth	5%	9%	6%	-4%	0%

(1)  Refund Management SSE is defined as the number of students enrolled at institutions that have signed contracts to use the Refund Management service by the end of a given period as of the date the contract is signed (using the most up-to-date IPEDS data at that point in time). Refund Management SSE as of September 30, 2014 reflects Fall 2013 provisional enrollment data from IPEDS. The effect of updating Refund Management SSE as of September 30, 2014 resulted in a decrease of approximately 112,000 SSE from the enrollment figures previously reported.

(2)  Ending OneAccounts is defined as the number of accounts with a non-zero balance at the end of a given period

Higher One Holdings, Inc.
Unaudited Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(unaudited)
	(in thousands)

Net income (loss)	$4,916	$(5,494)	$10,855	$7,867
Interest income	(20)	(19)	(73)	(58)
Interest expense	828	857	2,443	2,252
Income tax expense (benefit)	2,922	(2,929)	6,900	5,340
Depreciation and amortization	5,235	3,989	14,123	10,587
EBITDA	13,881	(3,596)	34,248	25,988
Merger and acquisition related	-	(326)	-	(4,791)
Stock-based compensation expense	1,078	935	3,426	3,261
Allowance for customer restitution (2014); litigation settlement and bank partner transition costs (2013)	-	17,326	8,750	17,326
Campus Solutions settlement received	-	-	(1,604)	-
Adjusted EBITDA	$14,959	$14,339	$44,820	$41,784

Higher One Holdings, Inc.
Unaudited Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Adjusted Net Income and Adjusted Diluted EPS
(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(unaudited)
	(in thousands)

Net income (loss)	$4,916	$(5,494)	$10,855	$7,867

Merger and acquisition related	-	(326)	-	(4,791)
Allowance for customer restitution (2014); litigation settlement and bank partner transition costs (2013)	-	17,326	8,750	17,326
Campus Solutions settlement received	-	-	(1,604)	-
Stock-based compensation expense - incentive stock option grants	328	473	1,045	1,458
Stock-based compensation expense - non-qualified stock option grants	750	462	2,381	1,803
Amortization of intangibles	1,931	1,806	5,997	4,427
Amortization of deferred finance costs	123	109	368	332
Total pre-tax adjustments	3,132	19,850	16,937	20,555
Tax rate	38.5%	38.5%	38.5%	38.5%
Less: tax adjustment (a)	1,079	7,460	6,118	7,352
Adjusted net income	$6,969	$6,896	$21,674	$21,070

Diluted weighted average shares outstanding (non-GAAP)	47,710,262	48,375,584	48,104,873	48,360,447
GAAP net income per share (diluted)	$0.10	$(0.12)	$0.23	$0.16
Non-GAAP adjusted net income per share (diluted)	$.015	$0.14	$0.45	$0.44